Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
Corporate Treasurer & Investor Relations	(General info)
(423) 434-8398	212-827-3773

FOR IMMEDIATE RELEASE

June 22, 2015

NN, INC. ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

Johnson City, Tennessee, June 22, 2015 –NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that it is commencing an underwritten registered public offering of 6,000,000 shares of its common stock. In connection with this offering, NN expects to grant the underwriters a 30-day option to purchase up to an additional 900,000 shares. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

NN intends to use the net proceeds from the offering to repay debt under its term loan and asset-backed revolving credit facility, and the remainder of the net proceeds will be used for other general corporate purposes, including to fund acquisitions and investments, to finance capital expenditures, to repay or refinance other borrowings and to provide working capital.

KeyBanc Capital Markets Inc. is acting as sole book-running manager for the offering and William Blair & Company, L.L.C., Stephens Inc., Stifel, Nicholaus, & Company, Incorporated, Avondale Partners, LLC, CJS Securities, Inc. and Regions Securities LLC are acting as co-managers.

The shares are being offered pursuant to a shelf registration statement on Form S-3 filed with the Securities Exchange Commission on December 29, 2014 and declared effective on February 23, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering are available on the SEC’s website at www.sec.gov. Copies may also be obtained from KeyBanc Capital Markets Inc., Attention: Equity Syndicate, 127 Public Square, 4th Floor, Cleveland, Ohio 44114 or by telephone at (800) 859-1783.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

NN, Inc., a diversified industrial company manufactures and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 26 manufacturing plants in the United States, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, the Company’s ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and the Company’s source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.